EXHIBIT 99.1


RESCISSION ELECTION FORM


TO BE SUBMITTED PURSUANT TO ELECTION TO RESCIND OR CONTINUE


INVESTMENT IN GREENSTART, INC.

To:   GreenStart, Inc.
      2580 Anthem Village Drive
      Henderson, NV 89052
      c/o Jason F. Griffith


I hereby acknowledge receipt of a prospectus (the "Prospectus") from GreenStart, Inc. (the "Company"), in which the Company has offered to persons who received shares of the Company's Common Stock through the distribution of a stock dividend from Granite Energy, Inc. on October 15, 2007. I understand that I have the right to rescind my purchase of these shares and receive "registered" shares or continue my investment and have the restriction on the shares removed automatically by the transfer agent.

Subject to the terms and conditions of the Offer and the instructions set forth below, I hereby elect:



[ ] A.   REJECTION IN WHOLE OR IN PART OF RESCISSION OFFER; AFFIRMATION OF
INTENTION TO RETAIN COMMON STOCK.

      I hereby affirm my intent to continue my investment and to retain the shares of Common Stock of the Company acquired through the dividend distribution. I elect NOT to accept the Company's offer to replace my shares with registered shares.

      I understand that as a result of rejecting the Offer, I will continue to hold my shares of Common Stock of the Company acquired through the dividend distribution and will have the restriction on the shares lifted by the Transfer Agent at the time that the Registration Statement becomes effective.

      I understand that all of the risk factors relating to an investment in the Company, including those set forth in the caption "Risk Factors" in the Prospectus.



[ ] B.    ACCEPTANCE  OF  RESCISSION OFFER; REQUEST FOR RESCISSION AND NEW
ISSUANCE OF REGISTERED SHARES

    1. I hereby elect to accept the Offer to rescind the original dividend distribution to me of the shares described below and to receive replacement shares issued by the Company.

PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES YOU WISH TO RESCIND AND HAVE REPLACED WITH REGISTERED SHARES

 DATE     NUMBER            SHARE
  OF        OF           CERTIFICATE
RECEIPT   SHARES           ENCLOSED
                   	YES [ ] NO [ ]


TOTAL NUMBER OF SHARES BEING RESCINDED: _________________________



     2. If you have physical possession of any certificates representing shares
of   the  Company's  Common  Stock  being  rescinded,  you  must  enclose  such certificates.

     3. Subject to and effective upon receipt of the undersigned's rescission in accordance with the terms of the Offer, the undersigned sells, assigns and transfers to the order of the Company for cancellation all right, title and interest in and to all rescinded shares of the Company's Common Stock as identified above. The undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.







SIGNATURES

               THE UNDERSIGNED:

               Print name of the undersigned and, (a) if shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if shares are held as joint tenants or as community property, the name(s) of the co-purchaser(s).

Dated:

               Signature

               Tax I.D./Soc. Sec. No.

Dated:         Signature ( if joint account )

               Tax I.D./Soc. Sec. No. ( if joint account )

               Employee I.D. Number(s)

               Residence Address

               City, State and Zip Code

               Mailing Address (if different from residence)

               City, State and Zip Code

               Telephone Number



                   INSTRUCTIONS TO RESCISSION ELECTION FORM

1. GENERAL. The Rescission Election Form should be properly filled in, dated and signed, and should be delivered to the Company at the address set forth on the first page of the Rescission Election Form.

2. SIGNATURES. If the Rescission Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded herewith. If the rescinded shares have been assigned by the registered holder, in which event the Rescission Election Form should be signed in exactly the same form as the name of the last transferee as endorsed on the certificates.

3. STOCK CERTIFICATES. If you have physical possession of any certificates representing shares of the Company's Common Stock being rescinded, such certificates must be enclosed with the completed Rescission Election Form.

4. TIME IN WHICH TO ELECT. To be effective, a Rescission Election Form must be received by the Company no later than 5:00 P.M., Pacific Standard Time, November 30, 2008 (the "Expiration Date").

5. QUESTIONS. All questions with respect to this Rescission Election Form and the Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions can be directed to Jason Griffith at
(702) 588-5975.